Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	*040105*
Filed in the office of /s/Barbara K. Cegavske	Document Number 20150448871-40
Barbara K. Cegayske	Filing Date and Time
Secretary of State	10/09/2015 2:11 PM
State of Nevada	Entity Number
E0479092015-7
(This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Incorporation
(PURSUANT TO NRS 78)
1. Name of Corporation:		EMEDIA GROUP INC.
2. Registered Agent for Service of Process: (check only one box)		X ❑ Name Street Mailing
Commercial Registered Agent: NEVADA MANAGEMENT LTD.
Name
Noncommercial Registered Agent                                                                                    OR
(name and address below)
of Noncommercial Registered AgentOR                                                                                              Name of Title of Office
Address                                                                          City
Address (if different from street address)  City
Office or Position with Entity (name and address below) or Other Position with Entity Nevada Zip Code Nevada Zp Code
3. Authorized Stock: (number of shares corporation is authorized to issue)		Number of Number of shares shares with Par value without par value: 300000000per share: $ 0.001par value:0
4. Names and Addresses of the Board of DIrectors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)		1) HENRIK S JORGENSEN Name KIRKEGAARDSVEJ 4, 2-1 AARHUS C, DNKDN8000 Street Address City State Zp Code 2) Name Street Address City State Zp Code
5. Purpose: (optional: required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE	6. Benefit Corporation: (see instructions) ❑ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
W. SCOTT LAWLER                                                                                    X W. SCOTT LAWLER

Name Incorporator Signature 1255 W. RIO SALADO PARKWAY, SUITE 215 TEMPEAZ85281 Address City State Zp Code
8. Certificate of Acceptance of Appointment of Registered Agent:		/ hereby accept appointment as Registered Agent for the above named Entity. X NEVADA MANAGEMENT TEAM LTD. 10/9/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date